As filed with the Securities and Exchange Commission on October 26, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRAWS PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	22-3627252 (IRS Employer Identification Number)

12 Penns Trail
Newtown, PA 18940
(267) 759-3680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Iain Dukes
Chief Executive Officer
Traws Pharma, Inc.
12 Penns Trail
Newtown, PA 18940
(267) 759-3680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bardia Moayedi, Esq.
Christopher L. Tinen, Esq.
Snell & Wilmer L.L.P.
3611 Valley Centre Drive, Suite 500
San Diego, CA 92130
(858) 434-5020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not a solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 26, 2026

PROSPECTUS

Traws Pharma, Inc.

Up to 135,135,135 Shares of Common Stock

This prospectus relates to the resale by Roth Principal Investments, LLC, a Delaware limited liability company (“Roth Principal Investments” or the “Selling Stockholder”), from time to time, of up to 135,135,135 shares of our common stock, par value $0.01 per share (“Common Stock”). The shares of Common Stock being offered by the Selling Stockholder may be purchased by Roth Principal Investments pursuant to a Common Stock Purchase Agreement, dated October 23, 2026, that we entered into with Roth Principal Investments (the “Purchase Agreement”). The shares being offered for resale by this prospectus consist of up to 135,135,135 shares of Common Stock that we may, in our sole discretion, elect to issue and sell to Roth Principal Investments, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the Purchase Agreement. See “The Committed Equity Facility” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding Roth Principal Investments. The prices at which Roth Principal Investments may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder. As of the date of this prospectus, we have not sold any shares of Common Stock that are the subject of this prospectus to Roth Principal Investments under the Purchase Agreement. We may receive up to $50,000,000 aggregate gross proceeds (subject to certain limitations) under the Purchase Agreement from any sales we make to Roth Principal Investments pursuant to the Purchase Agreement.

We will control the timing and amount of any sales of Common Stock to Roth Principal Investments. Actual sales of shares of Common Stock under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, without limitation, market conditions, the trading price of the Common Stock, and determinations by us as to the appropriate sources of funding for our business and operations. There can be no assurances that we will choose to sell any shares of our Common Stock to Roth Principal Investments, or that Roth Principal Investments will sell any or all of the shares of our Common Stock, if any, purchased under the Purchase Agreement pursuant to this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the resale of shares of our Common Stock. See “Plan of Distribution (Conflict of Interest)” for additional information.

Our registration of the resale of the securities covered by this prospectus does not mean that Roth Principal Investments will offer or sell any of the Common Stock. Subject to the terms of the Purchase Agreement, the Selling Stockholder may sell or otherwise dispose of the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of Common Stock being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses related to the resale of the securities described herein. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the offering of the shares of Common Stock, including legal and accounting fees. See “Plan of Distribution (Conflict of Interest).” We have also engaged Compass Point Research & Trading LLC to act as a “qualified independent underwriter” in this offering, and we have agreed to pay it a cash fee of $50,000 for such services.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. Our Common Stock is listed on The Nasdaq Capital Market under the symbol “TRAW.” On October 23, 2026, the closing price of our Common Stock was $0.34 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein, and any amendments or supplements carefully before you make your investment decision.

Investing in our Common Stock involves a high degree of risk. You should carefully read the information contained under the heading “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this             , 2026.

 i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). This prospectus relates to the resale of our Common Stock by the Selling Stockholder. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder, although we may receive proceeds from sales of our Common Stock to Roth Principal Investments that we may make pursuant to the Purchase Agreement, as described in this prospectus. The Selling Stockholder may offer and sell shares of our Common Stock from time to time in one or more transactions, as described under “Plan of Distribution (Conflict of Interest).”

This prospectus provides you with a general description of the securities that the Selling Stockholder may offer. We may add, update or change any of the information contained in this prospectus or the documents incorporated by reference by means of a prospectus supplement or, where required, a post-effective amendment to the registration statement of which this prospectus forms a part. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Additional Information” and “Incorporation of Certain Information by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Additional Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither we, nor the Selling Stockholder, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Stockholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

Unless otherwise indicated, information contained in this prospectus, including information incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and our annual report on Form 10-K, quarterly reports on Form 10-Q, and periodic reports filed with the SEC. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Stockholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Traws Pharma, Inc. and its subsidiaries are collectively referred to herein as “Traws,” “Traws Pharma,” “the Company,” “we,” “us,” and “our,” unless otherwise specified or the context indicates otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectus that we have authorized for use in connection with this offering, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 12 in this prospectus and under similar headings in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed following the most recent Annual Report on Form 10-K before making an investment decision.

The Company

Traws Pharma, Inc. is a clinical stage biopharmaceutical company dedicated to developing novel therapies to target critical threats to human health in respiratory viral diseases. We are advancing novel investigational antiviral agents that have potent activity against difficult-to-treat or resistant virus strains that threaten human health. Our product candidates are intended to be safe, with simple dosing regimens. We strive to utilize accelerated clinical trial strategies with a commitment to patients who are especially vulnerable.

On April 1, 2024, the Company (then known as Onconova Therapeutics, Inc.) consummated a merger (the “Merger”) with Trawsfynydd Therapeutics, Inc., a privately-held biotechnology company developing next-generation, best-in-class antivirals for influenza, COVID-19 and other infectious diseases. Prior to the Merger, the focus of our business was the discovery and development of novel products for patients with cancer. After completion of the Merger, the focus of our business expanded to include the development of novel therapies to target critical threats to human health in respiratory viral diseases. Following the Merger, we have four clinical programs: (i) tivoxavir marboxil, an investigational oral, small molecule CAP-dependent endonuclease inhibitor designed to be administered as a single-dose for the treatment of bird flu and seasonal influenza; (ii) ratutrelvir, an inhibitor of the main protease (also known as 3CL protease) of the SARS-CoV-2 virus, the causative agent in COVID-19; (iii) narazaciclib (ON 123300), a multi-targeted kinase inhibitor in solid tumors and hematological malignancies as a single agent or in combination with other anti-cancer therapies; and (iv) rigosertib, administered alone or in combination for investigation in various cancers.

Our principal executive offices are located at 12 Penns Trail, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-3680. Our website address is www.trawspharma.com. The information on, or that can be accessed through, our website is not part of this prospectus.

The Committed Equity Facility

On October 23, 2026, we entered into the Purchase Agreement and a related registration rights agreement (the “Registration Rights Agreement”) with Roth Principal Investments. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we have the right, in our sole discretion, to sell to Roth Principal Investments up to $50,000,000 (the “Total Commitment”) in aggregate gross purchase price of newly issued shares of our Common Stock (subject to certain limitations contained in the Purchase Agreement), from time to time after the date of this prospectus and during the term of the Purchase Agreement through one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases, Post-Market Purchases and/or Block Purchases on any Purchase Date (each term as defined below, each, a “Purchase” and, collectively, the “Purchases”). Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the offer and resale by Roth Principal Investments of up to 135,135,135 shares of Common Stock (the “Purchase Shares”) that we may, in our sole discretion, elect to sell to Roth Principal Investments, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to Roth Principal Investments’ purchase obligations set forth in the Purchase Agreement (the initial satisfaction of all of such conditions, the “Commencement”), none of which are within Roth Principal Investments’ control, including that the registration statement that includes this prospectus (the “Initial Registration Statement”) shall have been declared effective by the SEC, we have the right, but not the obligation, from time to time at our sole discretion during a period (the “Commitment Period”) that begins on the date on which the Commencement occurs (such date, the “Commencement Date”) and ends on the first day of the month next following the 36-month anniversary of the Commencement Date (unless the Purchase Agreement is earlier terminated), to direct Roth Principal Investments to purchase a specified number of shares of Common Stock (each, a “Market Open Purchase”), not to exceed the lesser of (such lesser number of shares, the “Market Open Purchase Maximum Amount”): (i) two (2) million shares of Common Stock and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Market Open Purchase Notice (as defined below) for such Market Open Purchase (such specified percentage, the “Market Open Purchase Percentage”), of the total aggregate number (or volume) of shares of our Common Stock traded on The Nasdaq Stock Market LLC (“Nasdaq”) during the applicable Market Open Purchase Valuation Period (as defined below) for such Market Open Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted as necessary to give effect to the applicable Market Open Purchase Maximum Amount as set forth in the Purchase Agreement, the “Market Open Purchase Share Amount”), by timely delivering an irrevocable written notice of such Market Open Purchase to Roth Principal Investments prior to 9:20 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) either (1) the closing sale price of our Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than a threshold price of $0.10 (subject to adjustment as set forth in the Purchase Agreement) (the “Threshold Price”) or (2) we specify a Minimum Price Threshold (as defined below) in such irrevocable written notice that is not less than the Threshold Price, and (b) all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments in the manner set forth in the Purchase Agreement. Each irrevocable written notice that we provide to Roth Principal Investments relating to the sale of Purchase Shares pursuant to the Purchase Agreement is referred to in this prospectus as a “Purchase Notice.” Following any stock split, reverse stock split or similar transaction, the Threshold Price will equal the lower of the proportionately adjusted price and $1.00. We may not deliver any Purchase Notice for any Purchase to Roth Principal Investments while we are in possession of material non-public information or during certain blackout periods specified in the Purchase Agreement.

The per share purchase price that Roth Principal Investments is required to pay for shares of Common Stock in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to 94.0% of the volume weighted average price of our Common Stock (“VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Market Open Purchase Valuation Period”) beginning at 9:30:01 a.m., New York City time (or such later time publicly announced by Nasdaq as the official open of the regular trading session), on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of shares of Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) exceeds the applicable share volume maximum amount for such Market Open Purchase (the “Market Open Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Purchase Notice for such Market Open Purchase, and (iii) if we further specify in the applicable Purchase Notice for such Market Open Purchase that a “limit order discontinue election” (a “Limit Order Discontinue Election”) shall apply to such Market Open Purchase, such time that the trading price of our Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold for such Market Open Purchase specified by us in the Purchase Notice for such Market Open Purchase, or if we do not specify a Minimum Price Threshold in such Purchase Notice, a price equal to 75.0% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such Market Open Purchase (such Minimum Price Threshold for any Purchase under the Purchase Agreement, the “Minimum Price Threshold”). This purchase price reflects a fixed 6.0% discount to the VWAP for such Market Open Purchase Valuation Period.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Market Open Purchase Valuation Period, as well as the VWAP for a Market Open Purchase Valuation Period, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Purchase Notice for such Market Open Purchase that a “limit order continue election” (a “Limit Order Continue Election”), rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.

From and after the Commencement Date, in addition to Market Open Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Common Stock (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Maximum Amount”): (i) two (2) million shares of Common Stock and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Purchase Notice for such Intraday Purchase (such specified percentage, the “Intraday Purchase Percentage”), of the total aggregate volume of shares of our Common Stock traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Intraday Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount as set forth in the Purchase Agreement, the “Intraday Purchase Share Amount”), by the timely delivery to Roth Principal Investments of a Purchase Notice for such Intraday Purchase, after 9:40 a.m., New York City time (or, if we have effected a Market Open Purchase on such Purchase Date, after the Market Open Purchase Valuation Period for such Market Open Purchase has ended, and, in each case, after the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date, if applicable, has ended), and prior to the earlier of 3:30 p.m., New York City time, and thirty minutes prior to any earlier publicly announced official close of the regular trading session, on such Purchase Date, so long as (a) either (1) the closing sale price of the Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price or (2) we specify a Minimum Price Threshold in such Purchase Notice that is not less than the Threshold Price and (b) all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The per share purchase price for the shares of Common Stock that we elect to sell to Roth Principal Investments in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same 6.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different Intraday Purchase Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

From and after the Commencement Date, in addition to Market Open Purchases and Intraday Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, a specified number of shares of Common Stock (each, a “Pre-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Pre-Market Purchase Maximum Amount”): (i) one (1) million shares of Common Stock and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable Purchase Notice for such Pre-Market Purchase (such specified percentage, the “Pre-Market Purchase Percentage”), of the total aggregate volume of shares of our Common Stock traded on Nasdaq during the applicable “Pre-Market Purchase Valuation Period” for such Pre-Market Purchase, which begins at 7:00 a.m., New York City time, or such later time that Roth Principal Investments shall have timely received and confirmed receipt of the applicable Purchase Notice for such Pre-Market Purchase, and ends at the earliest of 9:20 a.m., New York City time, on such Purchase Date, the time the applicable share volume maximum is exceeded and, if a Limit Order Discontinue Election applies, the time the trading price falls below the applicable Minimum Price Threshold (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Pre-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Pre-Market Purchase Share Amount”), by the timely delivery to Roth Principal Investments of a Purchase Notice for such Pre-Market Purchase under the Purchase Agreement, so long as (a) either (1) the closing sale price of the Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price or (2) we specify a Minimum Price Threshold in such Purchase Notice that is not less than the Threshold Price and (b) all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The per share purchase price for the shares of Common Stock that we elect to sell to Roth Principal Investments in a Pre-Market Purchase pursuant to the Purchase Agreement, if any, will be equal to 94.0% of the VWAP for the applicable Pre-Market Purchase Valuation Period (i.e., a 6.0% discount to the applicable VWAP), during the pre-market trading session on Nasdaq prior to the official open of the regular trading session on Nasdaq on such Purchase Date.

From and after the Commencement Date, in addition to Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, a specified number of shares of Common Stock (each, a “Post-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Post-Market Purchase Maximum Amount”): (i) one (1) million shares of Common Stock and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable Purchase Notice for such Post-Market Purchase (such specified percentage, the “Post-Market Purchase Percentage”), of the total aggregate volume of shares of our Common Stock traded on Nasdaq during the applicable “Post-Market Purchase Valuation Period” for such Post-Market Purchase, which begins at 4:05 p.m., New York City time, or such later time that Roth Principal Investments shall have timely received and confirmed receipt of the applicable Purchase Notice for such Post-Market Purchase, and ends at the earliest of 6:00 p.m., New York City time, on such Purchase Date, the time the applicable share volume maximum is exceeded and, if a Limit Order Discontinue Election applies, the time the trading price falls below the applicable Minimum Price Threshold (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Post-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Post-Market Purchase Share Amount”), by the timely delivery to Roth Principal Investments of a Purchase Notice for such Post-Market Purchase under the Purchase Agreement, so long as (a) either (1) the closing sale price of the Common Stock on Nasdaq on such Purchase Date is not less than the Threshold Price or (2) we specify a Minimum Price Threshold in such Purchase Notice that is not less than the Threshold Price and (b) all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

 The per share purchase price for the shares of Common Stock that we elect to sell to Roth Principal Investments in a Post-Market Purchase pursuant to the Purchase Agreement, if any, will be equal to 94.0% of the VWAP for the applicable Post-Market Purchase Valuation Period (i.e., a 6.0% discount to the applicable VWAP), calculated in a similar manner as in the case of a Market Open Purchase, provided that the VWAP for each Post-Market Purchase effected on a Purchase Date will be calculated over the applicable Post-Market Purchase Valuation Period during the post-market trading session on Nasdaq after the official close of the regular trading session on Nasdaq on such Purchase Date.

From and after the Commencement Date, in addition to Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases described above, we will also have the right, but not the obligation, with Roth Principal Investments’ prior written consent and subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, on any trading day that would qualify as a Purchase Date, to direct Roth Principal Investments to purchase a specified number of shares of Common Stock after the official close of the regular trading session on Nasdaq on such Purchase Date (each, a “Block Purchase”), by the timely delivery to Roth Principal Investments of a Purchase Notice for such Block Purchase at or after 4:05 p.m., New York City time, and prior to 4:30 p.m., New York City time, so long as (a) the closing sale price of the Common Stock on Nasdaq on such Purchase Date is not less than the Threshold Price and (b) all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement. The per share purchase price for shares of Common Stock sold in a Block Purchase will be equal to 94.0% of the closing sale price of the Common Stock on Nasdaq on the applicable Purchase Date for such Block Purchase.

There is no upper limit on the price per share that Roth Principal Investments could be obligated to pay for the Common Stock we may elect to sell to it in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase, Post-Market Purchase or Block Purchase under the Purchase Agreement. In the case of Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by Roth Principal Investments in a Purchase, or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase, in each case, will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.

We will control the timing and amount of any sales of Common Stock to Roth Principal Investments that we may elect, in our sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company’s business and operations. The Company has no obligation to sell any shares to Roth Principal Investments, and Roth Principal Investments is obligated to purchase shares only as directed by the Company and subject to the terms and conditions of the Purchase Agreement.

Under the applicable Nasdaq rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement more than 3,072,118 shares of Common Stock, which number of shares is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement, reduced by the number of shares issued or issuable in any transaction that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable Nasdaq rules (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price for all shares of Common Stock purchased by Roth Principal Investments under the Purchase Agreement (calculated by dividing the aggregate gross purchase price paid by Roth Principal Investments for all such shares by the aggregate number of shares issued under the Purchase Agreement) equals or exceeds the “Base Price” of $0.3663, in which case the Exchange Cap will not apply and we may issue shares of Common Stock in excess of the Exchange Cap, provided that such average purchase price paid by Roth Principal Investments for shares of Common Stock under the Purchase Agreement continues to equal or exceed the Base Price at all times thereafter. The Base Price is equal to the “Minimum Price” of $0.3663 (representing the lower of (a) the Nasdaq official closing price of our Common Stock on the trading day immediately preceding the date of the Purchase Agreement and (b) the average Nasdaq official closing price of our Common Stock for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted in accordance with applicable Nasdaq rules).

Moreover, we may not issue or sell any shares of Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to Roth Principal Investments. We expect that any proceeds received by us from such sales of Common Stock to Roth Principal Investments will be used for the development of our product candidates, working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of securities with a conversion, exercise or exchange price that is based upon or varies with the trading price of our Common Stock after the date of issuance or is subject to reset, or our effecting or our entering into an agreement to effect an “equity line of credit,” “at the market offering” or other continuous offering, in which we may offer, issue or sell Common Stock or Common Stock equivalents at a future determined price. The foregoing restriction is subject to certain limited “Exempt Issuance” exceptions set forth in the Purchase Agreement, including (i) issuances under our equity incentive plans, (ii) issuances upon the exercise, exchange or conversion of securities outstanding on the date of the Purchase Agreement (provided such securities are not amended to increase their number or reduce their exercise, exchange or conversion price), (iii) issuances in connection with certain board-approved acquisitions, divestitures, licenses, partnerships, collaborations or other strategic transactions with operating companies, (iv) issuances to Roth Principal Investments or its affiliates (including Roth Capital Partners, LLC (“RCP”), an affiliate of Roth Principal Investments) under any other equity line of credit or similar continuous offering agreement, (v) issuances  in any “at the market offering” or “equity distribution program” or similar offering which includes RCP with no less than pro-rata economics, (vi) issuances in any “at the market offering” program of the Company in effect on the date of the Purchase Agreement and (vii) securities issued at a fixed price in an underwritten public offering, a registered direct offering or a strategic transaction. In addition, from the date of the Purchase Agreement until the date on which the Initial Registration Statement is declared effective by the SEC, we may not, without Roth Principal Investments’ consent, offer, sell or otherwise dispose of Common Stock or Common Stock equivalents, subject to customary exceptions (including issuances in strategic transactions not exceeding 5% of our outstanding shares of Common Stock as of the date of the Purchase Agreement).

Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock from the date of the Purchase Agreement through the trading day following its expiration or termination, provided that Roth Principal Investments may sell “long” any shares it has purchased and may sell a number of shares equal to the number of shares it is unconditionally obligated to purchase under any pending Purchase Notice but has not yet received.

In addition, we have agreed to pay or cause to be paid (a) a cash fee of $50,000 to Compass Point Research & Trading LLC (“Compass Point”), as the qualified independent underwriter in this offering, pursuant to our engagement agreement with Compass Point, and (b) $100,000 in cash to Roth Principal Investments as reimbursement for the reasonable and documented fees and disbursements of Roth Principal Investments’ legal counsel incurred prior to the closing under the Purchase Agreement (the “Initial Investor Legal Fee Expense Reimbursement”). We have also agreed to reimburse Roth Principal Investments up to $7,500 per fiscal quarter (the “Additional Investor Legal Fee Expense Reimbursement”), for the reasonable fees and disbursements of Roth Principal Investments’ legal counsel in connection with its ongoing due diligence and review of quarterly and annual bring-down deliverables as contemplated by the Purchase Agreement. If the VWAP applicable to any Purchase is less than $1.00, Roth Principal Investments will also deduct from the purchase price otherwise payable to us clearing costs equal to $0.0015 per share purchased (“Clearing Costs”). We are also responsible for the filing fee payable to FINRA in connection with the FINRA Rule 5110 filing relating to the transactions contemplated by the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which Roth Principal Investments shall have purchased from us under the Purchase Agreement shares of Common Stock for an aggregate gross purchase price equal to the $50,000,000 Total Commitment, (iii) the date on which the Common Stock shall have failed to be listed or quoted on The Nasdaq Capital Market or any of The Nasdaq Global Select Market, The Nasdaq Global Market, the New York Stock Exchange or the NYSE American (or any nationally recognized successor to any of the foregoing) (each, an “Eligible Market”) for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date upon five (5) trading days’ prior written notice to Roth Principal Investments. The Company will not incur any termination penalty. The Company’s right to terminate is also subject to its having paid all legal fee reimbursements then required to be paid to Roth Principal Investments. Roth Principal Investments may terminate the Purchase Agreement upon five (5) trading days’ prior written notice to us upon the occurrence of certain events, including a Material Adverse Effect, a Fundamental Transaction (each as defined in the Purchase Agreement), certain registration statement filing, effectiveness or availability failures, a suspension of trading in our Common Stock for five consecutive trading days, or our uncured material breach of the Purchase Agreement. We and Roth Principal Investments may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will become effective prior to the fifth trading day following the settlement of any pending Purchase. Neither we nor Roth Principal Investments may assign the Purchase Agreement or any of our respective rights or obligations thereunder, and no provision of the Purchase Agreement may be amended or waived from and after the trading day immediately preceding the initial filing of the Initial Registration Statement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase, Post-Market Purchase or Block Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP (or, in the case of a Block Purchase, the closing sale price) on the applicable Purchase Date for such Purchase (as the case may be), as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. The aggregate market value of our outstanding Common Stock held by non-affiliates is $5,439,274.17, based on 15,368,277 shares of our Common Stock outstanding on October 22, 2026, of which 14,700,741 shares were held by non-affiliates, and a price of $0.37 per share, the closing price of our Common Stock on October 22, 2026. If all of the 135,135,135 shares of Common Stock offered for resale by Roth Principal Investments under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 89.79% of the total number of outstanding shares of Common Stock and approximately 90.19% of the total number of outstanding shares of Common Stock held by non-affiliates of our company, in each case as of October 22, 2026.

Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to Roth Principal Investments, only 135,135,135 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $0.37, representing the closing sale price of our Common Stock on Nasdaq on October 22, 2026, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would be sufficient to enable us to receive the full $50,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Common Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $50,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement. Moreover, if we elect to issue and sell to Roth Principal Investments more shares of Common Stock than the Exchange Cap under the Purchase Agreement, we must first obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average price for all shares of Common Stock purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds the Base Price (which is equal to the Minimum Price of $0.3663 plus an adjustment amount of $0 per share). Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 135,135,135 shares of Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

Additional information with respect to the Purchase Agreement and the Registration Rights Agreement is contained in this prospectus under the heading “The Committed Equity Facility.” Copies of the Purchase Agreement and the Registration Rights Agreement have been filed as exhibits to the registration statement that includes this prospectus.

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholder:	Up to 135,135,135 shares of Common Stock that we may elect, in our sole discretion, to issue and sell to Roth Principal Investments from time to time under the Purchase Agreement.

Common Stock outstanding prior to this offering(1):	15,368,277 shares of Common Stock

Use of Proceeds:	We will not receive any proceeds from the resale of shares of our Common Stock by Roth Principal Investments pursuant to this prospectus. We may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales of shares of our Common Stock we make to Roth Principal Investments pursuant to the Purchase Agreement after the Commencement. We intend to use any net proceeds that we receive under the Purchase Agreement for the development of our product candidates, working capital and general corporate purposes. It is possible that we will not issue any shares under the Purchase Agreement. See “Use of Proceeds.”

Conflict of Interest:	RCP, an affiliate of Roth Principal Investments, is deemed to have a “conflict of interest” within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Accordingly, this offering will be conducted in compliance with FINRA Rule 5121, and Compass Point will act as the “qualified independent underwriter” in connection with this offering. See “Plan of Distribution (Conflict of Interest).”

Risk Factors:	Investing in our Common Stock involves risks. Please refer to the information contained under the heading “Risk Factors” beginning on page 12 of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Nasdaq Capital Market symbol:	TRAW

(1)	The number of shares of Common Stock is based on 15,368,277 shares of our Common Stock outstanding as of October 22, 2026, and excludes:

•	133,748 shares of Common Stock issuable upon the vesting of restricted stock units outstanding;

•	2,435,299 shares of Common Stock issuable upon the exercise of options outstanding;

•	2,964,857 shares of Common Stock issuable upon the exchange of issued and outstanding Series C Preferred stock.

•	29,914,595 shares of Common Stock issuable upon the exercise of warrants outstanding; and

•	2,000,000 shares of Common Stock available for future issuance under our equity plans.

Except as otherwise indicated, all information in this prospectus assumes no vesting of outstanding restricted stock units, no exercise of outstanding options, no exercise of outstanding warrants, and no issuance of additional securities under our equity plans.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement, including the documents that we incorporate herein and therein by reference, contains or may contain forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference herein, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and their opposites and similar expressions are intended to identify forward-looking statements. All statements, other than historical facts, including statements regarding estimations of projected cash runway; our future product development plans; the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and the expectations surrounding potential regulatory submissions, approvals and timing thereof; and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. We believe that these factors include, but are not limited to, the factors that we identify in any of the documents incorporated or deemed incorporated into this prospectus and the registration statement by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2025 and in any of our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K as well as any amendments or updates reflected in subsequent filings with the SEC.

You should also consider carefully the information set forth in the section titled “Risk Factors” or elsewhere in this prospectus and the documents incorporated or deemed incorporated herein by reference, including in our most recent Annual Report on Form 10-K and in our updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other factors described elsewhere in this prospectus. Any one or more of these uncertainties, risks, factors and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. Except as otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents.

In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

Risks Related to this Offering and Ownership of Our Common Stock

The sale or issuance of our Common Stock to Roth Principal Investments may cause dilution and the sale of the shares of Common Stock acquired by Roth Principal Investments, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

On October 23, 2026, we entered into the Purchase Agreement with Roth Principal Investments, pursuant to which Roth Principal Investments has committed to purchase up to $50,000,000 of our Common Stock. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to Roth Principal Investments at our discretion from time to time during the Commitment Period. The per share purchase price for shares that we may sell to Roth Principal Investments under the Purchase Agreement will be based on the VWAP of our Common Stock during the applicable valuation period, less a discount of 6.0% for Market Open Purchases, Intraday Purchases, Pre-Market Purchases, Post-Market Purchases, or, in the case of Block Purchases (which require Roth Principal Investments’ prior written consent), 94.0% of the closing sale price of our Common Stock on the applicable Purchase Date (i.e., a 6.0% discount). Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to decrease.

We have the right to control the timing and amount of any future sales of our shares to Roth Principal Investments, subject to certain limitations set forth in the Purchase Agreement. Sales of our Common Stock, if any, to Roth Principal Investments will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Roth Principal Investments, after Roth Principal Investments has acquired the shares, Roth Principal Investments may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Roth Principal Investments by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Roth Principal Investments, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Roth Principal Investments, or the actual gross proceeds resulting from those sales.

Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares will be determined by reference to the VWAP during the applicable valuation period on the applicable Purchase Date, it is not possible for us to predict the number of shares of Common Stock that we will sell to Roth Principal Investments, the purchase price per share, or the aggregate gross proceeds that we will receive. Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to Roth Principal Investments, only 135,135,135 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. Depending on the market prices of our Common Stock, we may need to register additional shares for resale in order to receive aggregate proceeds equal to the Total Commitment. In addition, our sales are limited by the Beneficial Ownership Limitation and, unless we obtain stockholder approval or the average price of all shares purchased equals or exceeds the Base Price, the Exchange Cap. Any issuance of a substantial amount of shares in addition to the 135,135,135 shares being registered could cause additional substantial dilution to our stockholders.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

The extent to which we rely on Roth Principal Investments as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure financing from other sources. If obtaining sufficient financing from Roth Principal Investments were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding. Even if we sell all of the $50,000,000 Total Commitment to Roth Principal Investments, we may still need additional capital to fund our operations, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Common Stock could be reduced. Should the financing we require be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

The Common Stock being registered in this prospectus represents a substantial percentage of our public float and of our outstanding Common Stock, and the sale of such shares could cause the market price of our Common Stock to decline significantly.

The number of shares being registered in this prospectus represents approximately 879.3% of the total Common Stock outstanding as of October 22, 2026, which was 15,368,277 shares of Common Stock. The aggregate market value of our outstanding Common Stock held by non-affiliates was $5,439,274.17, based on 14,700,741 shares held by non-affiliates and a price of $0.37 per share, the closing price of our Common Stock on October 22, 2026. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our Common Stock.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Roth Principal Investments. If and when we do elect to sell shares of our Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to Roth Principal Investments, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We will not receive any proceeds from the resale of shares of our Common Stock by the Selling Stockholder. However, our management will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to Roth Principal Investments, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

The Selling Stockholder will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

The purchase price of our Common Stock to be sold to Roth Principal Investments under the Purchase Agreement is derived from the market price of our Common Stock on Nasdaq. Common Stock to be sold to Roth Principal Investments pursuant to the Purchase Agreement will be purchased at a discount to VWAP during the applicable valuation period of 6.0% for Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases. Common Stock sold in a Block Purchase will be purchased at 94.0% of the closing sale price of our Common Stock on the applicable Purchase Date, representing a 6.0% discount. The Selling Stockholder may sell the shares it receives immediately after receipt of such shares, which may be prior to final determination of the purchase price for such shares and could cause the price of our Common Stock to decrease. If the price of our Common Stock declines, then Roth Principal Investments may pay a lower purchase price for such shares.

THE COMMITTED EQUITY FACILITY

On October 23, 2026, we entered into the Purchase Agreement and the Registration Rights Agreement with Roth Principal Investments. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we will have the right, in our sole discretion, to sell to Roth Principal Investments up to the lesser of (i) the Total Commitment and (ii) the Exchange Cap (to the extent applicable), subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the Commitment Period. Sales of Common Stock by us to Roth Principal Investments under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Roth Principal Investments of up to 135,135,135 Purchase Shares that we may, in our sole discretion, elect to sell to Roth Principal Investments, from time to time from and after the Commencement Date pursuant to the Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to Roth Principal Investments under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to Roth Principal Investments’ purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in Roth Principal Investments’ control, including that the Initial Registration Statement shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion during the Commitment Period, to direct Roth Principal Investments to purchase up to a specified maximum amount of shares of Common Stock in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases, Post-Market Purchases and/or (with Roth Principal Investments’ prior written consent) Block Purchases as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each such Purchase to Roth Principal Investments in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) in the case of a Market Open Purchase, Intraday Purchase or Pre-Market Purchase, either (A) the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price or (B) we specify in the applicable Purchase Notice a Minimum Price Threshold that is not less than the Threshold Price, (ii) in the case of a Post-Market Purchase, either (A) the closing sale price of our Common Stock on such Purchase Date is not less than the Threshold Price or (B) we specify in the applicable Purchase Notice a Minimum Price Threshold that is not less than the Threshold Price, (iii) in the case of a Block Purchase, the closing sale price of our Common Stock on such Purchase Date is not less than the Threshold Price and (iv) all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement. We may not deliver any Purchase Notice while we are in possession of material non-public information or during certain blackout periods specified in the Purchase Agreement. From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to Roth Principal Investments. Actual sales of shares of our Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable Nasdaq rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement shares of Common Stock in excess of the Exchange Cap (or 3,072,118 shares of Common Stock), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price for all shares of Common Stock purchased by Roth Principal Investments under the Purchase Agreement (calculated by dividing the aggregate gross purchase price paid by Roth Principal Investments for all such shares by the aggregate number of shares issued under the Purchase Agreement) equals or exceeds the Base Price, which is equal to the Minimum Price of $0.3663, in which case the Exchange Cap will not apply and we may issue shares of Common Stock in excess of the Exchange Cap, provided that such average purchase price continues to equal or exceed the Base Price at all times thereafter.

Moreover, we may not issue or sell any shares of Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning shares of Common Stock in excess of the 4.99% Beneficial Ownership Limitation.

The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to Roth Principal Investments. We expect that any proceeds received by us from such sales to Roth Principal Investments will be used for the development of our product candidates, working capital and general corporate purposes.

Neither we nor Roth Principal Investments may assign the Purchase Agreement or the Registration Rights Agreement or any of our respective rights or obligations thereunder, and no provision of the Purchase Agreement or the Registration Rights Agreement may be amended or waived from and after the trading day immediately preceding the initial filing of the Initial Registration Statement.

In addition, we have agreed to pay or cause to be paid (a) an aggregate cash fee of $50,000 to Compass Point, as the qualified independent underwriter in this offering, and (b) the Initial Investor Legal Fee Expense Reimbursement of $100,000 in cash ($25,000 of which was paid prior to the date of the Purchase Agreement). We have also agreed to pay the Additional Investor Legal Fee Expense Reimbursement of up to $7,500 per fiscal quarter, only for fiscal quarters in which the Purchase Agreement is in effect following the Commencement Date, for the reasonable fees and disbursements of Roth Principal Investments’ legal counsel in connection with its ongoing due diligence and quarterly and annual bring-down deliverables as contemplated by the Purchase Agreement. If the VWAP applicable to any Purchase is less than $1.00, Roth Principal Investments will also deduct Clearing Costs from the purchase price otherwise payable to us, and we are responsible for the FINRA Rule 5110 filing fee relating to the transactions contemplated by the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of Common Stock Under the Purchase Agreement

Market Open Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion during the Commitment Period, to direct Roth Principal Investments to purchase a specified number of shares of Common Stock, not to exceed the applicable Market Open Purchase Maximum Amount, in a Market Open Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice for such Market Open Purchase (a “Market Open Purchase Notice”) to Roth Principal Investments, prior to 9:20 a.m., New York City time, on any trading day we select as the Purchase Date for such Market Open Purchase, so long as:

•	either (i) the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price or (ii) we specify in the applicable Market Open Purchase Notice a Minimum Price Threshold that is not less than the Threshold Price; and

•	all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments in the manner set forth in the Purchase Agreement.

The Market Open Purchase Maximum Amount applicable to such Market Open Purchase will be equal to the lesser of:

•	two (2) million shares of Common Stock; and

•	the Market Open Purchase Percentage (not to exceed 25.0%, as specified in the applicable Market Open Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period for such Market Open Purchase.

The actual number of shares of Common Stock that Roth Principal Investments will be required to purchase in a Market Open Purchase, which we refer to as the Market Open Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Market Open Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Market Open Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Market Open Purchase Share Amount in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to 94.0% of the VWAP for the applicable Market Open Purchase Valuation Period on the Purchase Date for such Market Open Purchase (i.e., a fixed 6.0% discount, calculated in accordance with the Purchase Agreement). The Market Open Purchase Valuation Period for a Market Open Purchase is defined in the Purchase Agreement as the period beginning at 9:30:01 a.m., New York City time (or such later time publicly announced by Nasdaq as the official open of the regular trading session), on the applicable Purchase Date for such Market Open Purchase, and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period exceeds the applicable Market Open Purchase Share Volume Maximum for such Market Open Purchase, which will be determined by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase); and

•	if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Discontinue Election shall apply to such Market Open Purchase, such time that the trading price of our Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold (which, if not specified by us, will equal 75.0% of the closing sale price of our Common Stock on the trading day immediately prior to the applicable Purchase Date).

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Market Open Purchase Valuation Period, including for purposes of determining whether the applicable Market Open Purchase Share Volume Maximum for a Market Open Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Market Open Purchase Valuation Period, and to the extent that we specify in the applicable Market Open Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.

Intraday Purchases

In addition to the Market Open Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Intraday Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice for such Intraday Purchase (an “Intraday Purchase Notice”) to Roth Principal Investments, after 9:40 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date if applicable, have ended), and prior to the earlier of 3:30 p.m., New York City time, and thirty minutes prior to any earlier publicly announced official close of the regular trading session, on such Purchase Date, so long as:

•	either (i) the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price or (ii) we specify in the applicable Intraday Purchase Notice a Minimum Price Threshold that is not less than the Threshold Price; and

•	all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

•	two (2) million shares of Common Stock; and

•	the Intraday Purchase Percentage (not to exceed 25.0%, as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of Common Stock that Roth Principal Investments will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same 6.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:

•	such time of confirmation of Roth Principal Investments’ receipt of the applicable Intraday Purchase Notice;

•	such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and

•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended.

and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on Nasdaq during such Intraday Purchase Valuation Period exceeds the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Intraday Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and

•	if we further specify a Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Common Stock on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Market Open Purchases, for purposes of calculating the volume of shares of Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Intraday Purchase, all purchases and sales of Common Stock on Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to Roth Principal Investments prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:30 p.m., New York City time, on such Purchase Date, and so long as all shares of Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior Purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by Roth Principal Investments prior to the time we deliver to Roth Principal Investments a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier Market Open Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

Pre-Market Purchases

In addition to the Market Open Purchases and Intraday Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Pre-Market Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Pre-Market Purchase Maximum Amount, in a Pre-Market Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice for such Pre-Market Purchase (a “Pre-Market Purchase Notice”) to Roth Principal Investments prior to 9:10 a.m., New York City time, on such Purchase Date, so long as:

•	either (i) the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price or (ii) we specify in the applicable Pre-Market Purchase Notice a Minimum Price Threshold that is not less than the Threshold Price; and

•	all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The Pre-Market Purchase Maximum Amount applicable to such Pre-Market Purchase will be equal to the lesser of:

•	one (1) million shares of Common Stock; and

•	the Pre-Market Purchase Percentage (not to exceed 20.0%, as specified by us in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on Nasdaq during the applicable Pre-Market Purchase Valuation Period for such Pre-Market Purchase.

The actual number of shares of Common Stock that Roth Principal Investments will be required to purchase in a Pre-Market Purchase, which we refer to as the Pre-Market Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Pre-Market Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Pre-Market Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Pre-Market Purchase Share Amount in a Pre-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to 94.0% of the VWAP for the applicable Pre-Market Purchase Valuation Period on the Purchase Date for such Pre-Market Purchase (i.e., a 6.0% discount to the applicable VWAP), during the pre-market trading session on Nasdaq prior to the official open of the regular trading session on Nasdaq on such Purchase Date. The Pre-Market Purchase Valuation Period for a Pre-Market Purchase is defined in the Purchase Agreement as the period beginning at the later to occur of:

•	7:00 a.m., New York City time, on such Purchase Date; and

•	such time of confirmation of Roth Principal Investments’ receipt of the applicable Pre-Market Purchase Notice and ending at the earliest to occur of:

•	9:20 a.m., New York City time, on such Purchase Date;

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on Nasdaq during such Pre-Market Purchase Valuation Period exceeds the applicable Pre-Market Purchase Share Volume Maximum for such Pre-Market Purchase, which will be determined by dividing (a) the applicable Pre-Market Purchase Share Amount for such Pre-Market Purchase, by (b) the Pre-Market Purchase Percentage we specified in the applicable Pre-Market Purchase Notice for determining the applicable Pre-Market Purchase Share Amount for such Pre-Market Purchase; and

•	if we further specify a Limit Order Discontinue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, such time that the trading price of our Common Stock on Nasdaq during such Pre-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Market Open Purchases, for purposes of calculating the volume of shares of Common Stock traded during a Pre-Market Purchase Valuation Period, including for purposes of determining whether the applicable Pre-Market Purchase Share Volume Maximum for a Pre-Market Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Pre-Market Purchase Valuation Period, the following transactions, to the extent they occur during such Pre-Market Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Pre-Market Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Pre-Market Purchase, and (z) if we have specified in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Pre-Market Purchase, all purchases and sales of Common Stock on Nasdaq during such Pre-Market Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Pre-Market Purchase.

We may, in our sole discretion, timely deliver multiple Pre-Market Purchase Notices to Roth Principal Investments prior to 9:10 a.m., New York City time, on a single Purchase Date to effect multiple Pre-Market Purchases on such same Purchase Date, provided that the Pre-Market Purchase Valuation Period for the most recent prior Pre-Market Purchase effected on the same Purchase Date has ended prior to 9:10 a.m., New York City time, on such Purchase Date, and so long as all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments prior to the time we deliver to Roth Principal Investments a new Pre-Market Purchase Notice to effect an additional Pre-Market Purchase on the same Purchase Date as one or more earlier Pre-Market Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Pre-Market Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Pre-Market Purchase effected on the same Purchase Date, and the per share purchase price for the shares of Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Pre-Market Purchase will be calculated in the same manner as in the case of such earlier Pre-Market Purchase(s), with the exception that the Pre-Market Purchase Valuation Period for each subsequent additional Pre-Market Purchase will begin and end at different times (and may vary in duration) during the pre-market trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

Post-Market Purchases

In addition to the Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Post-Market Purchases, not to exceed the applicable Post-Market Purchase Maximum Amount, in a Post-Market Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice for such Post-Market Purchase (a “Post-Market Purchase Notice”) to Roth Principal Investments on such Purchase Date in accordance with the Purchase Agreement, so long as:

•	either (i) the closing sale price of our Common Stock on such Purchase Date is not less than the Threshold Price or (ii) we specify in the applicable Post-Market Purchase Notice a Minimum Price Threshold that is not less than the Threshold Price; and

•	all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The Post-Market Purchase Maximum Amount applicable to such Post-Market Purchase will be equal to the lesser of:

•	one (1) million shares of Common Stock; and

•	the Post-Market Purchase Percentage (not to exceed 20.0%, as specified by us in the applicable Post-Market Purchase Notice for such Post-Market Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on Nasdaq during the applicable Post-Market Purchase Valuation Period for such Post-Market Purchase.

The actual number of shares of Common Stock that Roth Principal Investments will be required to purchase in a Post-Market Purchase, which we refer to as the Post-Market Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Post-Market Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Post-Market Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Post-Market Purchase Share Amount in a Post-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to 94.0% of the VWAP for the applicable Post-Market Purchase Valuation Period on the Purchase Date for such Post-Market Purchase (i.e., a 6.0% discount to the applicable VWAP), during the post-market trading session on Nasdaq after the official close of the regular trading session on Nasdaq on such Purchase Date. The Post-Market Purchase Valuation Period for a Post-Market Purchase is defined in the Purchase Agreement as the period beginning at the later to occur of:

•	4:05 p.m., New York City time, on such Purchase Date; and

•	such time of confirmation of Roth Principal Investments’ receipt of the applicable Post-Market Purchase Notice and ending at the earliest to occur of:

•	6:00 p.m., New York City time, on such Purchase Date;

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on Nasdaq during such Post-Market Purchase Valuation Period exceeds the applicable share volume maximum for such Post-Market Purchase (the “Post-Market Purchase Share Volume Maximum”), which will be determined by dividing (a) the applicable Post-Market Purchase Share Amount for such Post-Market Purchase, by (b) the Post-Market Purchase Percentage we specified in the applicable Post-Market Purchase Notice for determining the applicable Post-Market Purchase Share Amount for such Post-Market Purchase; and

•	if we further specify a Limit Order Discontinue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase, such time that the trading price of our Common Stock on Nasdaq during such Post-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Market Open Purchases, for purposes of calculating the volume of shares of Common Stock traded during a Post-Market Purchase Valuation Period, including for purposes of determining whether the applicable Post-Market Purchase Share Volume Maximum for a Post-Market Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Post-Market Purchase Valuation Period, the following transactions, to the extent they occur during such Post-Market Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Post-Market Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Post-Market Purchase, and (z) if we have specified in the applicable Post-Market Purchase Notice for such Post-Market Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Post-Market Purchase, all purchases and sales of Common Stock on Nasdaq during such Post-Market Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Post-Market Purchase.

We may, in our sole discretion, timely deliver multiple Post-Market Purchase Notices to Roth Principal Investments at or after 4:05 p.m., New York City time and prior to 5:00 p.m., New York City time, on a single Purchase Date to effect multiple Post-Market Purchases on such same Purchase Date, provided that the Post-Market Purchase Valuation Period for the most recent prior Post-Market Purchase effected on the same Purchase Date has ended prior to 5:00 p.m., New York City time, on such Purchase Date, and so long as all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments prior to the time we deliver to Roth Principal Investments a new Post-Market Purchase Notice to effect an additional Post-Market Purchase on the same Purchase Date as one or more earlier Post-Market Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Post-Market Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Post-Market Purchase effected on the same Purchase Date, and the per share purchase price for the shares of Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Post-Market Purchase will be calculated in the same manner as in the case of such earlier Post-Market Purchase(s), with the exception that the Post-Market Purchase Valuation Period for each subsequent additional Post-Market Purchase will begin and end at different times (and may vary in duration) during the post-market trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

Block Purchases

From and after the Commencement Date, in addition to Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases described above, with Roth Principal Investments’ prior written consent and subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, we will also have the right, but not the obligation, on any trading day that would qualify as a Purchase Date, to direct Roth Principal Investments to make a Block Purchase of a specified number of shares of Common Stock, not to exceed the number of shares of Common Stock consented to in writing by Roth Principal Investments prior to our delivery of the applicable Purchase Notice, by timely delivering a written Purchase Notice for such Block Purchase (a “Block Purchase Notice”) to Roth Principal Investments at or after 4:05 p.m., New York City time, and prior to 4:30 p.m., New York City time, on such Purchase Date, so long as the closing sale price of our Common Stock on Nasdaq on such Purchase Date is not less than the Threshold Price and all shares of Common Stock subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement. The per share purchase price for shares of Common Stock sold in a Block Purchase will be equal to 94.0% of the closing sale price of our Common Stock on Nasdaq on the applicable Purchase Date for such Block Purchase.

In the case of all Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by Roth Principal Investments in a Purchase, or in determining the applicable maximum purchase share amounts or applicable volume or minimum price threshold in connection with any such Purchase, in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.

The payment for, against delivery of, shares of Common Stock purchased by Roth Principal Investments in any Purchase under the Purchase Agreement will be fully settled on the trading day immediately following the applicable Purchase Date for such Purchase, as set forth in the Purchase Agreement, net of any applicable Clearing Costs.

Conditions Precedent to Commencement and Each Purchase

Roth Principal Investments’ obligation to accept Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in Purchases under the Purchase Agreement, is subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of Roth Principal Investments’ control, which conditions include the following:

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and Roth Principal Investments being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

•	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

•	FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

•	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•	this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•	trading in the Common Stock shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on Nasdaq, shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Common Stock;

•	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•	all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the Common Stock is not then listed on Nasdaq, then on any Eligible Market);

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•	the receipt by Roth Principal Investments of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters or certificates of the Chief Financial Officer of the Company, in each case as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 36-month anniversary of the Commencement Date;

•	the date on which Roth Principal Investments shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to the Total Commitment;

•	the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market for a period of one trading day;

•	the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day; and

•	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date upon five (5) trading days’ prior written notice to Roth Principal Investments. We will not incur any termination penalty. Our right to terminate is also subject to our having paid all legal fee reimbursements then required to be paid to Roth Principal Investments, and we must consult with Roth Principal Investments and its counsel on the form and substance of any press release or public announcement of such termination. We and Roth Principal Investments may also terminate the Purchase Agreement at any time by mutual written consent.

Roth Principal Investments also has the right to terminate the Purchase Agreement upon five (5) trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

•	the occurrence of a Fundamental Transaction (as such term is defined in the Purchase Agreement) involving our company;

•	if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•	if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to Roth Principal Investments for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Roth Principal Investments; or

•	trading in the Common Stock on Nasdaq (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.

No termination of the Purchase Agreement by us or by Roth Principal Investments will become effective prior to the fifth trading day immediately following the date on which any pending Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase and any fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and Roth Principal Investments have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Roth Principal Investments

Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock from the date of the Purchase Agreement through the trading day following its expiration or termination, provided that Roth Principal Investments may sell “long” any shares it has purchased and may sell a number of shares equal to the number of shares it is unconditionally obligated to purchase under any pending Purchase Notice but has not yet received.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of securities with a conversion, exercise or exchange price that is based upon or varies with the trading price of our Common Stock after the date of issuance or is subject to reset, or our effecting or entering into an agreement to effect an “equity line of credit,” “at the market offering” or other continuous offering, in which we may offer, issue or sell Common Stock or Common Stock equivalents at a future determined price. The foregoing restriction is subject to certain limited “Exempt Issuance” exceptions set forth in the Purchase Agreement, including (i) issuances under our equity incentive plans, (ii) issuances upon the exercise, exchange or conversion of securities outstanding on the date of the Purchase Agreement (provided such securities are not amended to increase their number or reduce their exercise, exchange or conversion price), (iii) issuances in connection with certain board-approved acquisitions, divestitures, licenses, partnerships, collaborations or other strategic transactions with operating companies, (iv) issuances to Roth Principal Investments or its affiliates (including RCP) under any other equity line of credit or similar continuous offering agreement, (v) issuances in any “at the market offering” or “equity distribution program” or similar offering which includes RCP with no less than pro-rata economics, (vi) issuances in any “at the market offering” program of the Company in effect on the date of the Purchase Agreement and (vii) securities issued at a fixed price in an underwritten public offering, a registered direct offering or a strategic transaction. In addition, from the date of the Purchase Agreement until the date on which the Initial Registration Statement is declared effective by the SEC, we may not, without Roth Principal Investments’ consent, offer, sell or otherwise dispose of Common Stock or Common Stock equivalents, subject to customary exceptions (including issuances in strategic transactions not exceeding 5% of our outstanding shares of Common Stock as of the date of the Purchase Agreement).

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

The Purchase Shares to be issued or sold by us to Roth Principal Investments under the Purchase Agreement that are being registered under the Securities Act for resale by Roth Principal Investments in this offering are expected to be freely tradable. The 135,135,135 Purchase Shares being registered for resale in this offering may be issued and sold by us to Roth Principal Investments from time to time at our discretion during the period beginning on the Commencement Date and ending on the first day of the month next following the 36-month anniversary of the Commencement Date (unless the Purchase Agreement is earlier terminated). The resale by Roth Principal Investments of a significant amount of shares of Common Stock registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to Roth Principal Investments under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the shares of our Common Stock that may be available for us to sell to Roth Principal Investments pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Common Stock to Roth Principal Investments under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Roth Principal Investments may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable valuation period (or, in the case of a Block Purchase, the closing sale price) on the applicable Purchase Date for such Purchase (as the case may be), as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. The aggregate market value of our outstanding Common Stock held by non-affiliates is $5,439,274.17, based on 15,368,277 shares of our Common Stock outstanding on October 22, 2026, of which 14,700,741 shares were held by non-affiliates, and a price of $0.37 per share, the closing price of our Common Stock on October 22, 2026. If all of the 135,135,135 shares of Common Stock offered for resale by Roth Principal Investments under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 89.79% of the total number of outstanding shares of Common Stock and approximately 90.19% of the total number of outstanding shares of Common Stock held by non-affiliates of our company, in each case as of October 22, 2026.

Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to Roth Principal Investments, only 135,135,135 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $0.37, representing the closing sale price of our Common Stock on Nasdaq on October 22, 2026, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would be sufficient to enable us to receive the full $50,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Common Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $50,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.

Moreover, if we elect to issue and sell to Roth Principal Investments more shares of Common Stock than the Exchange Cap (or 3,072,118 shares of Common Stock) under the Purchase Agreement, we must first obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average price for all shares of Common Stock purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds the Base Price (which is equal to the Minimum Price of $0.3663 plus an adjustment amount of $0 per share). Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 135,135,135 shares of Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of Common Stock ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date. The issuance of our Common Stock to Roth Principal Investments pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from Roth Principal Investments from our sale of shares of Common Stock (which are being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus) to Roth Principal Investments as Purchase Shares under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share of Common Stock		Number of Registered Purchase Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares of Common Stock After Giving Effect to the Issuance to Roth Principal Investments(2)	Gross Proceeds from the Sale of Purchase Shares to Roth Principal Investments Under the Purchase Agreement
$0.27		135,135,135	89.79%	$36,486,486
$0.32		135,135,135	89.79%	$43,243,243
$0.37	(3)	135,135,135	89.79%	$50,000,000
$0.42		119,047,619	88.57%	$50,000,000
$0.47		106,382,978	87.38%	$50,000,000

(1)	Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to Roth Principal Investments, we are only registering 135,135,135 shares under the registration statement that includes this prospectus, which may or may not cover all of the shares of Common Stock we ultimately sell to Roth Principal Investments under the Purchase Agreement. We will not issue more than an aggregate of 3,072,118 shares of our Common Stock (i.e., the Exchange Cap), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price for all shares of Common Stock purchased by Roth Principal Investments under the Purchase Agreement (calculated by dividing the aggregate gross purchase price paid by Roth Principal Investments for all such shares by the aggregate number of shares issued under the Purchase Agreement) equals or exceeds the Base Price, which is equal to the Minimum Price of $0.3663 plus an adjustment amount of $0 per share. The number of shares to be issued as set forth in this column (i) does not give effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.

(2)	The denominator is based on 15,368,277 shares of Common Stock outstanding as of October 22, 2026, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column that we would have sold to Roth Principal Investments, assuming the average purchase price in the first column. The numerator is based on the number of Purchase Shares issuable under the Purchase Agreement (which are included in this prospectus) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing price of our Common Stock on Nasdaq on October 22, 2026.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by Roth Principal Investments. All proceeds from the resale of the shares of Common Stock will be for the account of Roth Principal Investments. We will not receive any proceeds from any such sales. We may receive up to $50,000,000 aggregate gross proceeds (subject to certain limitations) under the Purchase Agreement from any sales we make to Roth Principal Investments pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our Common Stock to Roth Principal Investments pursuant to the Purchase Agreement would be up to approximately $46.5 million during the term of the Purchase Agreement, assuming that we sell the full Total Commitment, after deducting other estimated fees and expenses. The net proceeds from sales, if any, under the Purchase Agreement will depend on the frequency and prices at which we sell shares of our Common Stock to Roth Principal Investments after the date of this prospectus.

We intend to use any net proceeds from the sale of our Common Stock to Roth Principal Investments for the development of our product candidates, working capital and general corporate purposes. It is possible that none of the shares that are the subject of this prospectus will be issued under the Purchase Agreement.

Roth Principal Investments will pay any underwriting commissions and discounts, and expenses incurred by it in connection with any sale of its shares of Common Stock, except for the QIU fee, investor legal-fee reimbursements, FINRA filing fee and other amounts expressly payable by us as described in this prospectus. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and expenses of our counsel and our independent registered public accounting firm. See “Plan of Distribution (Conflict of Interest).”

We have engaged Compass Point, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. We have agreed to pay Compass Point a cash fee of $50,000 as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Compass Point will receive no other compensation for acting as the qualified independent underwriter in this offering. See the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus for more information.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholder under this prospectus. See “Plan of Distribution (Conflict of Interest).”

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by Roth Principal Investments of up to 135,135,135 shares of our Common Stock that have been or may be issued by us to Roth Principal Investments under the Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the section titled “The Committed Equity Facility” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Roth Principal Investments on October 23, 2026 in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, Roth Principal Investments has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Roth Principal Investments, LLC.

The table below presents information regarding the Selling Stockholder and the shares of our Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of October 22, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest),” we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. Because the purchase price to be paid by the Selling Stockholder for shares of our Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The final column assumes the resale by the Selling Stockholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

	Shares of Common Stock Owned Prior to the Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to	Shares of Common Stock Owned After the Offering
Name of Selling Stockholder	Number(1)	Percent (%)	this Prospectus	Number(2)	Percent (%)
Roth Principal Investments, LLC (3)	—	—	135,135,135	—	—

*	Less than 1%.

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Common Stock beneficially owned prior to the offering all of the shares that Roth Principal Investments may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which is entirely outside of Roth Principal Investments’ control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, Purchases under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of Common Stock to Roth Principal Investments to the extent such shares, when aggregated with all other shares of Common Stock then beneficially owned by Roth Principal Investments, would cause Roth Principal Investments’ beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Common Stock purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds $0.3663 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq) may be amended or waived under the Purchase Agreement.

(2)	Assumes the sale of all shares of Common Stock being offered pursuant to this prospectus.

(3)	The business address of Roth Principal Investments is 2340 Collins Avenue, Suite 402, Miami Beach, Florida 33139. The principal business of Roth Principal Investments is that of a private investor. Roth Principal Investments is a wholly owned subsidiary of CR Financial Holdings, Inc. (“CRFH”). CRFH expressly disclaims beneficial ownership of securities held of record by Roth Principal Investments, except to the extent of its pecuniary interest therein. All voting and investment decisions with respect to securities held of record by Roth Principal Investments are made by majority vote of an investment policy committee of Roth Principal Investments composed of five individuals, each of whom is not involved in the management of CRFH and at least three of whom are not affiliates or associated persons of Roth Capital Partners, LLC (“RCP”), a registered broker-dealer and member of FINRA, and a wholly owned subsidiary of CRFH. We have been advised that neither CRFH nor Roth Principal Investments is a FINRA member or an independent broker-dealer. Because each of Roth Principal Investments and RCP is a wholly owned subsidiary of CRFH, Roth Principal Investments is deemed to be an affiliate of RCP. RCP will act as an executing broker that will effectuate resales of Common Stock that may be acquired by Roth Principal Investments from the Company pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between Roth Principal Investments and RCP.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Common Stock offered by this prospectus are being offered by the Selling Stockholder, Roth Principal Investments, LLC. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Roth Principal Investments is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Roth Principal Investments has informed us that it presently anticipates using, but is not required to use, RCP, a registered broker-dealer and FINRA member and an affiliate of Roth Principal Investments, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us, although, as of the date of this prospectus, it does not anticipate engaging any such other registered broker-dealers. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer, including RCP, will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Roth Principal Investments has informed us that RCP, and any other broker-dealer it may engage to effectuate resales of our Common Stock on its behalf (as the case may be), may receive commissions from Roth Principal Investments for executing such resales for Roth Principal Investments and, if so, such commissions will not exceed customary brokerage commissions.

Roth Principal Investments is an affiliate of RCP, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Common Stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. Because Roth Principal Investments will receive all the net proceeds from such resales of our Common Stock made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Compass Point, to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. We have agreed to pay directly to Compass Point an aggregate cash fee of $50,000 as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Compass Point will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee to be paid to Compass Point for acting as the qualified independent underwriter in this offering is deemed to be underwriting compensation in connection with sales of our Common Stock by Roth Principal Investments to the public. In accordance with FINRA Rule 5121, RCP is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Except as set forth above, we know of no existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock by the Selling Stockholder covered by this prospectus. We estimate that the total expenses for the offering payable by us will be approximately $472,350.

We will not pay any commitment fee in cash or stock to Roth Principal Investments for its irrevocable commitment to purchase our common stock at our direction under the Purchase Agreement. We have, however, agreed to reimburse Roth Principal Investments the Initial Investor Legal Fee Expense Reimbursement of $100,000 ($25,000 of which was paid prior to the date of the Purchase Agreement) on or prior to the closing under the Purchase Agreement and the Additional Investor Legal Fee Expense Reimbursement of up to $7,500 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by Roth Principal Investments to the public. Moreover, in accordance with FINRA Rule 5110, the 6.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Common Stock that we may require it to purchase from us from time to time in one or more Purchases under the Purchase Agreement, is deemed to be underwriting compensation in connection with sales of our Common Stock by Roth Principal Investments to the public.

We also have agreed to indemnify Roth Principal Investments and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Roth Principal Investments has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Roth Principal Investments specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Roth Principal Investments has represented to us that at no time prior to the date of the Purchase Agreement has Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, engaged in or effected, in any manner whatsoever, directly or indirectly, for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock that remained in effect as of the date of the Purchase Agreement. Roth Principal Investments has agreed that during the term of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, will enter into or effect, directly or indirectly, any of the foregoing transactions either for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “TRAW.”

RCP, an affiliate of Roth Principal Investments, has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and Registration Rights Agreement and the offering of shares for resale by Roth Principal Investments to which this prospectus relates, for which investment banking and other financial services RCP has received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that Roth Principal Investments and RCP have received and may receive in connection with the transactions contemplated by the Purchase Agreement, including (i) the 6.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Common Stock that we may require it to purchase from us from time to time in one or more Purchases under the Purchase Agreement, (ii) our reimbursement of Roth Principal Investments’ legal fees up to $190,000 in the aggregate ($100,000 in connection with the execution of the Purchase Agreement and up to $7,500 per fiscal quarter for the maximum 36-month term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, and (iii) any customary brokerage commissions that may be received by RCP from Roth Principal Investments for executing resales of our Common Stock purchased or acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering.

The total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, will not exceed 8.0% of the maximum aggregate offering price of all shares of our Common Stock that may be resold by Roth Principal Investments to the public through this prospectus. Accordingly, the total amount of any specific item of underwriting compensation described herein that may be received by any participating FINRA member in connection with this offering shall, in each case, be subject to the limitation on the total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, described in the immediately preceding sentence.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Snell & Wilmer L.L.P.

EXPERTS

The consolidated financial statements of Traws Pharma, Inc. as of December 31, 2025 and 2024, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses from operations since inception that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-1 that we have filed with the SEC relating to the shares of our Common Stock being offered hereby (the “Registration Statement”). This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities offered hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review copies of the contracts or documents.

The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The Registration Statement and the exhibits are available through the SEC’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information will be available at the website of the SEC referred to above. Additionally, you may access our filings with the SEC through our website at http://www.trawspharma.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Investor Relations
Traws Pharma, Inc.
12 Penns Trail
Newtown, PA 18940
(267) 759-3680

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference,” below. We have not, and the Selling Stockholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. The Selling Stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only, and that any information we have incorporated by reference was accurate on the date of the document incorporated by reference only. Our business, financial condition, results of operations and prospects may have changed since such date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than information furnished rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026, as amended by Amendment No. 1 to Form 10-K, filed with the SEC on April 30, 2026;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 14, 2026, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 13, 2026, January 26, 2026, February 19, 2026, April 15, 2026, May 26, 2026, July 9, 2026, July 10, 2026, July 31, 2026 and October 23, 2026;

•	the description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on July 23, 2013 (Registration No. 001-36020), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and prior to its effectiveness, and after the date of this prospectus but before the termination of the offering of the securities hereunder, will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports or portions thereof that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above. These documents are also available, free of charge, through the investor relations section of our website at www.trawspharma.com.

Up to 135,135,135 Shares of Common Stock

PROSPECTUS

                                        , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Traws Pharma, Inc.

SEC Registration Fee	$4,350
Accounting Fees and Expenses	$150,000
Legal Fees and Expenses	$250,000
FINRA Filing Fee	$8,000
QIU Fee	$50,000
Miscellaneous Fees and Expenses	$10,000
Total	$472,350

Item 14. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Company’s amended and restated certificate of incorporation, as amended, includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company.

As permitted by the Delaware General Corporation Law, the Company has entered into indemnification agreements with its directors and executive officers. These agreements, among other things, require the Company to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

At present, there is no pending litigation or proceeding involving any of the Company’s directors or executive officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Company maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act.

April 2024 PIPE

On April 1, 2024, the Company entered into the April 2024 Securities Purchase Agreement with TPAV, LLC and OrbiMed Private Investments VIII, LP. Pursuant to the April 2024 Securities Purchase Agreement, the Company issued and sold an aggregate of (i) 19,879 shares of Common Stock and (ii) 1,578.2120 shares of Series C Preferred for an aggregate purchase price of approximately $14 million. The closing occurred concurrently with the closing of the Merger on April 1, 2024. Such issuances were exempt from the registration requirements of the Securities Act in reliance in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

December 2024 Purchase Agreement

On December 29, 2024, the Company entered into the December 2024 Purchase Agreement with several investors for the sale of (i) up to 3,630,205 Class A Units (“Class A Units”), each Class A Unit consisting of (a) one share of Common Stock or one pre-funded warrant to initially purchase one share of Common Stock, and (b) one Series A Warrant to purchase one share of Common Stock and (ii) 289,044 Class B Units (“Class B Units” and, together with the Class A Units, the “Units”), each Class B Unit consisting of one pre-funded warrant and one Series A Warrant. The purchase price per Class A Unit was $5.103 and the purchase price per Class B Unit was $5.093. The Units sold pursuant to the December 2024 Purchase Agreement were issued to the purchasers thereunder on December 31, 2024.

Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) acted as exclusive placement agent for the offering. The Company agreed to pay Tungsten a cash fee equal to 8.25% of the aggregate gross proceeds raised in this offering from certain investors who are not affiliated with the Company and a cash fee equal to 4.125% of the aggregate gross proceeds raised in this offering with respect to certain investors that are affiliates of the Company. The net proceeds to the Company from the offering were approximately $18.1 million, after deducting placement agent’s fees and other estimated offering expenses, with approximately $20 million gross proceeds at closing through the sale of shares of Common Stock and pre-funded warrants and up to another $52.6 million upon exercise of Series A Warrants issued with the offering if exercised in full prior to expiration thereof.

The offering of Common Stock was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-273081). The Series A Warrants, pre-funded warrants, and the shares of Common Stock underlying such warrants were offered in a concurrent private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

April 2026 PIPE

On April 15, 2026, the Company entered into a Securities Purchase Agreement for a private placement , which closed on April 16, 2026. At closing, the Company issued 5,982,919 shares of its Common Stock (including 989,507 pre-funded warrants issued in lieu thereof) for aggregate upfront gross proceeds of approximately $10,000,000, at a purchase price of $1.6730 per share ($1.6630 per accompanying pre-funded warrant, each pre-funded warrant having an exercise price of $0.01). The Company also issued (i) April 2026 Series A Warrants to purchase up to 5,982,919 shares of Common Stock, (ii) April 2026 Series B Warrants to purchase up to 5,982,919 shares of Common Stock, and (iii) April 2026 Series C Warrants to purchase up to 17,948,757 shares of Common Stock, each with an exercise price of $1.673 per share, subject to adjustment. If all such warrants are exercised for cash, the Company will receive additional gross proceeds of approximately $50,000,000. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Cantor Fitzgerald & Co., as lead placement agent, Citizens JMP Securities, LLC and Tungsten Advisors LLC (through its Broker-Dealer, Finalis Securities LLC) acted as co-placement agents. The Company incurred placement agent fees and other offering costs, including a cash fee equal to 6.0% of gross proceeds and reimbursement of certain placement agent expenses of up to $175,000, resulting in net proceeds of $9,390,000.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated April 1, 2024, by and among the Onconova Therapeutics, Inc., Traws Merger Sub I, Inc., Traws Merger Sub II, LLC, and Trawsfynydd Therapeutics, Inc (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 3, 2024).
3.1	Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 25, 2013).
3.2	Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 31, 2016).
3.3	Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc., as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 22, 2018).
3.4	Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc., as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 8, 2018).
3.5	Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc., as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 25, 2018).
3.6	Certificate of Designation of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 8, 2018).
3.7	Certificate of Designation of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 30, 2018).
3.8	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc., as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 20, 2021).
3.9	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc., as amended (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 20, 2021).
3.10	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock of Onconova Therapeutics, Inc., dated April 1, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 3, 2024).
3.11	Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc., as amended, dated April 2, 2024 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 3, 2024).
3.12	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Traws Pharma, Inc., as amended (the Reverse Stock Split Certificate of Amendment) (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 17, 2024).
3.13	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Traws Pharma, Inc., as amended (the Authorized Shares Increase Certificate of Amendment) (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 17, 2024).

Exhibit Number	Exhibit Description
3.14	Amended and Restated Bylaws of Onconova Therapeutics, Inc. (Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on July 11, 2013).
3.15	Amendment to Amended and Restated Bylaws of Traws Pharma, Inc., effective as of June 26, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 28, 2024).
4.1	Form of Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 the Company’s Registration Statement on Form S-1 filed on July 11, 2013).
4.2	Form of Pre-Funded Warrant, issued as of February 12, 2018 (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 8, 2018).
4.3	Form of Pre-Funded Warrant, issued as of May 1, 2018 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 30, 2018).
4.4	Form of Series A Warrant, dated December 31, 2024 (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 31, 2024).
4.5	Form of Pre-Funded Warrant, dated December 31, 2024 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 31, 2024).
4.6	Form of Amendment to Series A Common Stock Purchase Warrant, by and between Traws Pharma, Inc. and certain holders, dated February 18, 2025 (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 18, 2025).
4.7	Form of Amendment to Pre-Funded Warrant, by and between Traws Pharma, Inc. and certain holders, dated March 27, 2025.(Incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed on March 31, 2025).
4.8	Form of Pre-Funded Warrant (April 2026 PIPE) (Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2026).
4.9	Form of Series A Warrant (April 2026 PIPE) (Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2026).
4.10	Form of Series B Warrant (April 2026 PIPE) (Incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2026).
4.11	Form of Series C Warrant (April 2026 PIPE) (Incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2026).
4.12	Description of the Company’s Securities Registered under Section 12 of the Securities Exchange Act of 1934, as amended (Incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K filed on March 31, 2025).
5.1	Opinion of Snell & Wilmer L.L.P.
10.1+	Onconova Therapeutics, Inc. 2007 Equity Compensation Plan, and forms of agreement thereunder (Incorporated by reference to Exhibit 10.13 to Pre-Effective Amendment No. 1 the Company’s Registration Statement on Form S-1 filed on July 11, 2013).
10.2+	Consulting Agreement, effective as of January 1, 2012, by and between Onconova Therapeutics, Inc. and E. Premkumar Reddy, Ph.D., including Consultant Agreement Renewal, dated February 27, 2013 (Incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1 filed on June 14, 2013).
10.3+	Form of Indemnification Agreement entered into by and between Onconova Therapeutics, Inc. and each director and executive officer (Incorporated by reference to Exhibit 10.24 to Pre-Effective Amendment No. 1 the Company’s Registration Statement on Form S-1 filed on July 11, 2013).
10.4+	Onconova Therapeutics, Inc. 2013 Equity Compensation Plan, and forms of agreement thereunder (Incorporated by reference to Exhibit 10.25 to Pre-Effective Amendment No. 1 the Company’s Registration Statement on Form S-1 filed on July 11, 2013).
10.5+	Onconova Therapeutics, Inc. 2013 Performance Bonus Plan (Incorporated by reference to Exhibit 10.26 to Pre-Effective Amendment No. 1 the Company’s Registration Statement on Form S-1 filed on July 11, 2013).
10.6*	License, Development and Commercialization Agreement, dated as of March 2, 2018, by and between Onconova Therapeutics, Inc. and Pint International SA (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2018).
10.7+	Onconova Therapeutics, Inc. 2018 Omnibus Incentive Compensation Plan, as approved by the stockholders (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 29, 2018).
10.8+	Form of Nonqualified Stock Option Award Agreement under the Onconova Therapeutics, Inc. 2018 Omnibus Incentive Compensation Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 30, 2018).
10.9	License and Collaboration Agreement, effective as of May 10, 2019, by and between Onconova Therapeutics, Inc. and HanX Biopharmaceuticals, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2019).

Exhibit Number	Exhibit Description
10.10	Securities Purchase Agreement, effective as of May 10, 2019, by and between Onconova Therapeutics, Inc. and HanX Biopharmaceuticals, Inc. (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2019).
10.11**	Distribution, License and Supply Agreement, effective as of November 20, 2019, by and between Onconova Therapeutics, Inc. and Knight Therapeutics, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 21, 2019).
10.12**	Distribution, License and Supply Agreement, by and between Onconova Therapeutics, Inc. and Specialised Therapeutics Asia Pte. Ltd., effective as of December 18, 2019 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 19, 2019).
10.13+	Form of Stock Appreciation Right Award Agreement (for Employees) (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 10, 2020).
10.14+	Form of Stock Appreciation Right Award Agreement (for Non-Employee Directors) (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 16, 2020).
10.15+	Form of Performance Stock Unit Award Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 10, 2020).
10.16+	Form of Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).
10.17+	Form of Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).
10.18	Master Research and Development Agreement dated January 5, 2022, by and between Viriom, Inc and Trawsfynydd Therapeutics, Inc. (Incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on March 31, 2025).
10.19	Master Research and Development Agreement dated September 23, 2022, by and between ChemDiv, Inc. and Trawsfynydd Therapeutics, Inc. (Incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed on March 31, 2025).
10.20	Master Research and Development Agreement dated September 1, 2022, by and between Expert Systems, Inc. and Trawsfynydd Therapeutics, Inc. (Incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed on March 31, 2025).
10.21+	Traws Pharma, Inc. 2021 Incentive Compensation Plan, as amended and restated on November 21, 2025 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 28, 2025).
10.22+	First Amendment to the Traws Pharma, Inc. 2021 Incentive Compensation Plan (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2026).
10.23	License Agreement, dated January 20, 2023, by and between Trawsfynydd Therapeutics, Inc. and Viriom, Inc. (Incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed on March 31, 2025).
10.24+	Employment Agreement, dated as of October 2, 2023, by and between Onconova Therapeutics, Inc. and Victor Mandia Moyo, MBChB (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2023).
10.25**	Securities Purchase Agreement, dated April 1, 2024, by and among the Onconova Therapeutics, Inc., OrbiMed and TorreyPines (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 3, 2024).
10.26+	Employment Agreement, dated April 1, 2024, by and between Onconova Therpeutics, Inc. and Werner Cautreels (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 3, 2024).
10.27+	Form of Offer Letter for Ian Dukes and Nikolay Savchuck, dated April 1, 2024 (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 3, 2024).
10.28	Form of Securities Purchase Agreement, dated December 31, 2024 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 31, 2024).
10.29+	Separation Agreement and Release of all Claims, by and between Traws Pharma, Inc. and Mark Guerin, dated February 5, 2025 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 7, 2025).
10.30+	Offer Letter, by and between Traws Pharma, Inc. and Nora Brennan, dated February 5, 2025 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 7, 2025).
10.31	At the Market Offering Agreement, by and between Traws Pharma, Inc. and Citizens JMP Securities, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 10, 2025).
10.32+	Separation Agreement and Release of all Claims, by and between Traws Pharma, Inc. and Werner Cautreels, dated March 31, 2025 (Incorporated by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K filed on March 31, 2025).

Exhibit Number	Exhibit Description
10.33+	Consulting Services Agreement, by and between Traws Pharma, Inc. and Werner Cautreels, dated March 31, 2025. (Incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K filed on March 31, 2025).
10.34+	Employment Agreement, effective April 1, 2025, by and between Traws Pharma, Inc. and Iain Dukes (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 18, 2025).
10.35**	Asset Purchase Agreement, dated September 9, 2025, by and between Traws Pharma, Inc. and Viriom, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 12, 2025).
10.36+	Form of Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K filed on April 15, 2026).
10.37	Form of Securities Purchase Agreement, dated April 15, 2026 (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2026).
10.38	Form of Registration Rights Agreement, dated April 15, 2026 (Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2026).
10.39**	Common Stock Purchase Agreement, dated as of October 23, 2026, by and between the Company and Roth Principal Investments, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2026).
10.40**	Registration Rights Agreement, dated as of October 23, 2026, by and between the Company and Roth Principal Investments, LLC (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2026).
21.1	Subsidiaries of Traws Pharma, Inc. (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2025).
23.1#	Consent of KPMG LLP
23.2#	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1#	Power of Attorney (included on signature page hereto).
107#	Filing Fee Table.

+	Indicates management contract or compensatory plan.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

**	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

#	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, Commonwealth of Pennsylvania, on October 26, 2026.

TRAWS PHARMA, INC.

By:	/s/ Iain Dukes
	Name:	Iain Dukes
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Iain Dukes and Charles Parker, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Iain Dukes	Chief Executive Officer and Director	October 26, 2026
Iain Dukes, D. Phil	(Principal Executive Officer)

/s/ Charles Parker	Chief Financial Officer	October 26, 2026
Charles Parker	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jack E. Stover	Chairman, Board of Directors	October 26, 2026
Jack E. Stover

/s/ Nikolay Savchuk, Ph.D.	Director	October 26, 2026
Nikolay Savchuk, Ph.D.

/s/ Trafford Clarke, Ph.D.	Director	October 26, 2026
Trafford Clarke, Ph.D.

/s/ Mary Teresa Shoemaker	Director	October 26, 2026
Mary Teresa Shoemaker

/s/ John Leaman, MD	Director	October 26, 2026
John Leaman, MD

/s/ Werner Cautreels, Ph.D.	Director	October 26, 2026
Werner Cautreels, Ph.D.